UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2010

Vycor Medical, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-149782	20-3369218
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

80 Orville Drive, Suite 100, Bohemia, NY		11716

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 631-244-1435

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
      Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
      Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01 Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

Item 1.01 Entry Into a Material Definitive Agreement

(1) On September 29, 2010, Vycor Medical, Inc. (the "Company") entered into an Amended and Restated Consulting Agreement ("Consulting Agreement") with Fountainhead Capital Management Limited ("FCM"), effective as of February 10, 2010, the date of the original Consulting Agreement ("Original Consulting Agreement"). The amendments have been made in conjunction with the entry into employment agreements with David Cantor and Peter Zachariou as officers of the Company (see below), in order to clarify the roles of Mr Cantor and Mr Zachariou as officers of the company versus their roles as principals of FCM. There is no financial impact to the Company as a result of these amendments or the entering into the employment agreements.

Pursuant to the Consulting Agreement FCM will provide the following services to the Company:

(a) FCM will familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company and assist in developing an overall strategic plan;

(b) At the request of the Company's management, FCM will provide strategic advisory services relative to the achievement of the Company's business plan;

(c) FCM will assist the Company on the preparation of budgets and strategic plans and assist in the analysis and negotiation of proposed contractual and other transactions;

(d) FCM will assist in the identification and qualifying of potential investors including institutional funds which might have an interest in evaluating participation in financing transactions with the Company;

(e) At the request of the Company's management, FCM will provide advisory services related to corporate governance and matters related to the maintenance of the Company's status as a publicly-reporting company, and will assist the Company in satisfying various corporate compliance matters;

(f) At the request of the Company's management, FCM will assist the Company in negotiation strategies with Company creditors; and

Under the terms of the Consulting Agreement, FCM will not have the authority to bind the Company. The term of the Consulting Agreement is two (2) years from February 10, 2010 and FCM will be compensated as follows:

(a) Signing Warrants. Upon the signing of the Original Consulting Agreement, the Company issued to FCM warrants to purchase 39,063,670 shares of the Company's Common Stock, at a price of $0.0125 per share.

(b) Success Warrants. Should new funding totaling $3 million in aggregate in Common Stock of Vycor or in securities convertible into Common Stock of Vycor at a price of no less than $0.0125 per share of Common Stock be closed during the term of this agreement (the "Funding"), then the Company shall issue to FCM additional warrants to purchase 39,063,670 shares of the Company's Common Stock, at a price of $0.0125 per share.

(c) Monthly Retainer. Commencing February 10, 2010 the Company agreed to pay to FCM a retainer of $8,500. This monthly retainer shall be accrued and paid out to FCM at the option of FCM as follows: (i) in Vycor stock at any time at $0.0125 per share; or (ii) in cash following the closing of a fundraising of $1.5 million or on the sale of the Company.

(d) Out of Pocket Expenses. Commencing February 10, 2010 the Company agreed to reimburse FCM for all reasonable out-of-pocket expenses directly incurred in the provision of the services set forth in Section 1 above, to include expenses incurred during FCM's visit to Vycor commencing January 24, 2010. This reimbursement shall be accrued and paid out to FCM at the option of FCM as follows: (i) in Vycor stock at any time at $0.0125 per share; or (ii) in cash following the closing of a fundraising of $1.5 million or on the sale of the Company.

This Agreement supersedes in all respects the Company's prior Consulting Agreement with FCH. A copy of the Amended and Restated Consulting Agreement is attached hereto as Exhibit 10.1.

(2) Effective September 29, 2010, the Company agreed to an extension of the prior funding commitment by FCM. By its terms, the prior funding commitment expired on August 30, 2010 and the extended commitment now runs through August 31, 2011.

In the same manner as detailed in the original funding commitment, advances under the Extended Funding Commitment will be subject to FCM's confirmation that Vycor's operations for the period commencing September 1, 2010 through the end of each month immediately preceding any funding under the Extended Funding Commitment are within ten percent (10%) of the budgeted gross margin and net expenses in accordance with Vycor's then approved budget (as the same may be revised from time to time based on the mutual agreement of Vycor and FCM). Vycor and Fountainhead will agree to revise the existing budget no later than October 31, 2010.

As compensation for the extension of the Funding Commitment, Vycor will immediately issue to FCM additional warrants to purchase shares of Vycor Common Stock equivalent to six percent (6%) of the fully diluted share capital of Vycor as of the date of this Agreement. The warrants will be exercisable for a period of five (5) years from the date of this Agreement at an exercise price of $0.175 per share and will carry a cashless exercise feature.

Any funds directly invested by FCM will be in the form of a convertible debenture with a final maturity of August 31, 2011, accruing interest at a rate of six percent (6%) per annum and convertible in whole or in part at the option of the holder into shares of Vycor

Common Stock at $0.0175 per share. The other terms will be the same as FCM's existing convertible debentures, which have a final maturity date of March 31, 2011. Under these terms, FCM confirms that FCM has the right to convert at any time, and Vycor has the right to repay at any time, but FCM does not have the right to demand repayment prior to maturity unless there is an event of default.

A copy of the extended funding commitment is attached hereto as Exhibit 10.2.

(3) Effective September 30, 2010, the Company entered into Employment Agreements with David Cantor and Peter C. Zachariou. The term of each agreement runs through August 30, 2011 and is subject to automatic extensions thereafter unless terminated. No compensation is payable under the terms of the agreements. (see also Item 5.02, below)

Copies of the employment agreements with David Cantor and Peter C. Zachariou are attached as Exhibits 10.3 and 10.4 respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangement of Certain Officers

Effective as of September 30, 2010, Vycor appointed two additional officers of the Company, David Cantor and Peter C. Zachariou, as President and Executive Vice President, respectively. The following new officers were appointed:

David Marc Cantor (44) He has been a director of the Company since February 2010 and is a founding principal of Fountainhead Capital Partners Limited, an investment company based in Jersey, Channel Islands, which invests in, raises capital for and provides strategic advice to growth companies across a broad range of sectors. Mr. Cantor has over 22 years experience in Investment Banking with a focus on Mergers and Acquisitions and Equity Capital Raisings. Prior to Fountainhead from 2001 - 2005 he was at Citigroup Capital Markets where he was Co-head of its European Business Development and subsequently European Head of its Diversified Industrials and Aerospace activities. Prior to Citigroup he was a Managing Director in M&A at Donaldson Lufkin & Jenrette and worked at Lehman Brothers both in New York and London in both the Equity capital and M&A groups. Mr. Cantor has a BSc with Honours from City Business School, London.

Peter C. Zachariou (49) was appointed a Director of the Company in May 2010. He is an investment manager for Fountainhead Capital Partners Limited, an investment company based in Jersey, Channel Islands, which invests in, raises capital for and provides strategic advice to growth companies in healthcare and other sectors. For the past 20 years, Mr. Zachariou has been an active investor in a variety of companies and industries, both public and private, specializing in workouts and capital formation. Mr. Zachariou's investments and activities have predominantly been in U.S. emerging and growth companies across a broad range of industry sectors. He has also been proprietor and operator of several businesses in the U.K. and U.S. in the manufacturing, retail and leisure industries.

Both new officers entered into Employment Agreements with the Company dated as of September 30, 2010 (see Item 1.01, above).

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

None

(d) Exhibits

10.1 Amended and Restated Consulting Agreement dated as of September 29, 2010 by and between Vycor Medical, Inc. and Fountainhead Capital Management Limited

10.2 Extension of Funding Commitment letter dated as of September 29, 2010 from Fountainhead Capital Management Limited to Vycor Medical, Inc.

10.3 Employment Agreement dated as of September 30, 2010 between Vycor Medical, Inc. and David Cantor

10.4 Employment Agreement dated as of September 30, 2010 between Vycor Medical, Inc. and Peter C. Zachariou

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

By: /s/ David Cantor
Name: David Cantor
Title: President

Dated: October 4, 2010